GOLD TORRENT, INC.

INVESTOR SUBSCRIPTION AGREEMENT (the “Subscription Agreement”) dated ______ __, 2017 between GOLD TORRENT, INC., a Nevada corporation (the “Company”) and the person or persons executing this Agreement on the last page (the “Subscriber”). All documents mentioned herein are incorporated by reference.

1. Description of the Offering. This Subscription Agreement is for shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a purchase price of $0.50 per share. This Company is offering (the “Offering”) up to Ten Million Shares for an offering amount up to Five Million Dollars ($5,000,000) (the “Maximum Offering”), solely to accredited investors who qualify as accredited investors pursuant to the suitability standards for investors described under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”) and who have no need for liquidity in their investments. Prior to this Offering there was only a limited public market for the Shares and no assurance can be given that a market will develop, or if developed, that it will be maintained so that any subscribers in this Offering may avail any benefit from the same.

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR THE SECURITIES LAWS OF ANY STATE, OR OTHER JURISDICTION AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THESE SECURITIES MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR ASSIGNED EXCEPT AS PERMITTED UNDER SUCH ACT OR SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

2. Other Terms of the Offering. The execution of this Subscription Agreement shall constitute an offer by the Subscriber to subscribe for the Shares in the amount and on the terms specified herein. The Subscriber must also complete and execute the Subscriber Questionnaire attached hereto. The Company reserves the right, in its sole discretion, to reject in whole or in part, any subscription offer. If the Subscriber’s offer is accepted, the Company will execute a copy of this Subscription Agreement and return it to the Subscriber.

The Subscriber shall deliver the subscription payment by check made payable to “Gold Torrent, Inc.” or wire transfer according to the instructions contained on Schedule A attached hereto:

Gold Torrent, Inc.

960 Broadway Avenue

Suite 530

Boise, Idaho 83706

3. Acceptance of Subscription.

The Offering will be open until the earlier to occur of (i) the sale of Shares in the amount of the Maximum Offering, or (ii) December 31, 2017, subject to an extension for 180 additional days at the Company’s sole discretion and without notice, unless earlier terminated by the Company.

1

Subject to applicable state securities laws, the Subscriber may not revoke any subscription that such Subscriber delivers to the Company. However, the Subscriber understands and agrees that pursuant to Rule 506(c) of Regulation D promulgated under the Securities Act, the Company needs to take reasonable steps to verify that the Subscribers are accredited investors directly or by a third party service and, in its sole discretion, may (i) reject the subscription of any Subscriber, whether or not qualified, in whole or in, part, and (ii) may withdraw the Offering at any time prior to the termination of the Offering. The Company shall have no obligation to accept subscriptions in the order received. This subscription shall become binding only if accepted by the Company.

4. Representations and Warranties.

The Subscriber hereby represents and warrants to, and agrees with, the Company as follows:

(a) The Subscriber is either (i) an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act and as set forth in Exhibit A-1 attached hereto and made a part hereof, or (ii) outside the United States when receiving and executing this Subscription Agreement and the Subscriber is not a U.S. Person as defined in Rule 902 of Regulation S promulgated under the Securities Act and as set forth in Exhibit A-2 attached hereto and made a part hereof;.

(b) The Subscriber is a “sophisticated investor” as that term is defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

(c) For California and Massachusetts individuals: If the subscriber is a California resident, such subscriber’s investment in the Company will not exceed 10% of such subscriber’s net worth (or joint net worth with his or her spouse). If the subscriber is a Massachusetts resident, such subscriber’s investment in the Company will not exceed 25% of such subscriber’s joint net worth with such subscriber’s spouse (exclusive of principal residence and its furnishings).

(d) If a natural person, the Subscriber is a bona fide resident of the state or non-United States jurisdiction contained in the address set forth on the Signature Page of this Agreement as the Subscriber’s home address, at least 21 years of age, and legally competent to execute this Agreement. If an entity, the Subscriber has its principal offices or principal place of business in the state or non-United States jurisdiction contained in the address set forth on the Signature Page of this Agreement, the individual signing on behalf of the Subscriber is duly authorized to execute this Agreement and this Agreement constitutes the legal, valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with its terms.

(e) The Subscriber recognizes that the purchase of the Shares involves a high degree of risk including, but not limited to, the following: (a) the Company remains an early stage business with limited operating history and requires substantial funds in addition to the proceeds of the Offering; (b) an investment in the Company is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares; (c) the Subscriber may not be able to liquidate its investment; (d) transferability of the Shares is extremely limited; (e) in the event of a disposition, the Subscriber could sustain the loss of its entire investment; (f) the Company has not paid any dividends since its inception and does not anticipate paying any dividends in the foreseeable future; and (g) the Company may issue additional securities in the future which have rights and preferences that are senior to those of the Shares. Without limiting the generality of the representations set forth in herein, the Subscriber represents that the Subscriber has carefully reviewed the “Risk Factors” contained in the Private Placement Memorandum accompanying this Agreement (the “Risk Factors”). The Subscriber has received, read carefully and is familiar with this Agreement and the Risk Factors.

2

(f) The Subscriber hereby acknowledges receipt and careful review of this Agreement, the Risk Factors and any documents which may have been made available upon request as reflected therein (collectively referred to as the “Offering Materials”) and hereby represents that the Subscriber has been furnished by the Company during the course of the Offering with all information regarding the Company, the terms and conditions of the Offering and any additional information that the Subscriber has requested or desired to know, and has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the Company and the terms and conditions of the Offering. The Subscriber has had access to all additional information necessary to verify the accuracy of the information set forth in this Agreement and any other materials furnished herewith, and have taken all the steps necessary to evaluate the merits and risks of an investment as proposed hereunder.

(g) The Subscriber (or the Subscriber’s representative) has such knowledge and experience in finance, securities, taxation, investments and other business matters so as to be able to protect the interests of the Subscriber in connection with this transaction, and the Subscriber’s investment in the Company hereunder is not material when compared to the Subscriber’s total financial capacity.

(h) The Subscriber understands the various risks of an investment in the Company as proposed herein and can afford to bear such risks, including, without limitation, the risks of losing the entire investment.

(i) The Subscriber acknowledges that there has been limited trading in the Company’s common stock and there can be no assurance that an active trading market in the Company’s common stock will either develop or be maintained and that the Subscriber may find it impossible to liquidate the investment at a time when it may be desirable to do so, or at any other time.

(j) The Subscriber has been advised by the Company that none of the Shares have been registered under the Securities Act, that the Shares will be issued on the basis of the statutory exemption provided by Rule 506(c) of the Securities Act or Regulation D promulgated thereunder or Regulation S promulgated under the Securities Act, or both, relating to transactions by an issuer not involving any public offering and under similar exemptions under certain state securities laws; that this transaction has not been reviewed by, passed on or submitted to any federal or state agency or self-regulatory organization where an exemption is being relied upon; and that the Company’s reliance thereon is based in part upon the representations made by the Subscriber in this Agreement.

(k) The Subscriber acknowledges that the Subscriber has been informed by the Company of or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of the Shares. In particular, the Subscriber agrees that no sale, assignment or transfer of any of the Shares shall be valid or effective, and the Company shall not be required to give any effect to such a sale, assignment or transfer, unless (i) the sale, assignment or transfer of such Shares is registered under the Securities Act, it being understood that the Shares are not currently registered for sale and that the Company has no obligation or intention to so register the Shares, except as contemplated by the terms of this Agreement or (ii) such Shares are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Securities Act (it being understood that Rule 144 is not available at the present time for the sale of the Shares), or (iii) such sale, assignment or transfer is otherwise exempt from registration under the Securities Act. The Subscriber further understands that an opinion of counsel and other documents may be required to transfer the Shares.

3

(l) The Subscriber acknowledges that the Shares shall be subject to a stop transfer order and the certificate or certificates evidencing any Shares shall bear the following or a substantially similar legend or such other legend as may appear on the forms of Shares and such other legends as may be required by state blue sky laws:

For U.S. Persons:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

For Non-U.S. Persons:

THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). ACCORDINGLY, NONE OF THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES (AS DEFINED HEREIN) OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

4

(m) The Subscriber will acquire the Shares for the Subscriber’s own account (or for the joint account of the Subscriber and the Subscriber’s spouse either in joint tenancy, tenancy by the entirety or tenancy in common) for investment and not with a view to the sale or distribution thereof or the granting of any participation therein, and has no present intention of distributing or selling to others any of such interest or granting any participation therein.

(n) No representation, guarantee or warranty has been made to the Subscriber by any broker, the Company, any of the officers, directors, stockholders, employees or agents of either of them, or any other persons, whether expressly or by implication, that: (I) the Company or the Subscriber will realize any given percentage of profits and/or amount or type of consideration, profit or loss as a result of the Company’s activities or the Subscriber’s investment in the Company; or (II) the past performance or experience of the management of the Company, or of any other person, will in any way indicate the predictable results of the ownership of the Shares or of the Company’s activities.

(o) In making the decision to invest in the Shares the Subscriber has relied solely upon the information provided by the Company in the Offering Materials. The Subscriber disclaims reliance on any statements made or information provided by any person or entity in the course of Subscriber’s consideration of an investment in the Shares other than the Offering Materials.

(p) The Subscriber is not subscribing for the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person other than a representative of the Company with which the Subscriber had a pre-existing relationship in connection with investments in securities generally.

(q) The Subscriber is not relying on the Company with respect to the tax and other economic considerations of an investment.

(r) The Subscriber acknowledges that the representations, warranties and agreements made by the Subscriber herein shall survive the execution and delivery of this Agreement and the purchase of the Shares.

(s) The Subscriber has consulted his own financial, legal and tax advisors with respect to the economic, legal and tax consequences of an investment in the Shares and has not relied on the Offering Materials or the Company, its officers, directors or professional advisors for advice as to such consequences.

(t) If the Subscriber is a non-U.S. Person, the Subscriber has not acquired the Common Stock as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S under the Securities Act) in the United States in respect of the Common Stock which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Common Stock; provided, however, that the Subscriber may sell or otherwise dispose of the Common Stock pursuant to registration thereof under the Securities Act and any applicable state and provincial securities laws or under an exemption from such registration requirements;

(u) If the Subscriber is a non-U.S. Person, the Subscriber acknowledges that the statutory and regulatory basis for the exemption from U.S registration requirements claimed for the offer of the Common Stock, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the Securities Act or any applicable state or provincial securities laws;

5

5. Indemnification.

The Subscriber understands the meaning and legal consequences of the representations and warranties contained in Section 4, and agrees to indemnify and hold harmless the Company and each, officer, director, shareholder, employee, agent or representative thereof against any and all loss, damage or liability due to or arising out of a breach of any representation or warranty, or breach or failure to comply with any covenant, of the Subscriber, contained in this Agreement. Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by the Subscriber, the Subscriber does not thereby or in any other manner waive any rights granted to the Subscriber under federal or state securities laws.

6. Provisions of Certain State Laws.

IN MAKING AN INVESTMENT DECISION, SUBSCRIBERS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

7. Additional Information.

The Subscriber hereby acknowledges and agrees that the Company may make or cause to be made such further inquiry and obtain such additional information, as they may deem appropriate, with regard to the suitability of the Subscriber.

8. Risk Factors.

The early stage of development of Gold Torrent, Inc., is such that it is subject to risks and uncertainties. The occurrence of any one or more of these risks or uncertainties could have a material adverse effect on the value of any investment in the Company and the business, prospects, financial position, financial condition or operating results of the Company. The risks noted below do not necessarily comprise all those faced by the Company. Investors should carefully consider these risk factors, together with all of the other information about the Company available in its filings with the Securities and Exchange Commission.

6

Exploration Stage Operations

Operations at the Company’s Lucky Shot property are subject to all of the risks normally incidental to the exploration for and the development of mineral properties. Mineral exploration and exploitation involves a high degree of risk, which even a combination of experience, knowledge and careful evaluation may not be able to avoid. Few properties that are explored are ultimately developed into producing mines. Unusual or unexpected geological formations, formation pressures, fires, power outages, labor disruptions, flooding, explosions, tailings impoundment failures, cave-ins, landslides and the inability to obtain adequate machinery, equipment or labor are some of the risks involved in mineral exploration and exploitation activities. The Company has relied on and may continue to rely on consultants and others for mineral exploration and exploitation expertise. Substantial expenditures are required to establish mineral reserves and resources through drilling, to develop metallurgical processes to extract the metal from the material processed and to develop the mining and processing facilities and infrastructure at any site chosen for mining. There can be no assurance that commercial quantities of ore will be discovered. There is also no assurance that even if commercial quantities of ore are discovered, that a property will be brought into commercial production or that the funds required to exploit mineral reserves and resources discovered by the Company will be obtained on a timely basis or at all. The commercial viability of a mineral deposit once discovered is also dependent on a number of factors, some of which are the particular attributes of the deposit, such as size, grade and proximity to infrastructure, as well as metal prices. The above factors are beyond the control of the Company. There can be no assurance that the Company’s mineral exploration activities will be successful. In the event that such commercial viability is never attained, the Company may seek to transfer its property interests or otherwise realize value or may even be required to abandon its business and fail to continue as a “going concern”.

Exploration and Operation Risks

In common with other enterprises undertaking business in the mining sector, the Company’s mineral exploration and project development activities are subject to conditions beyond the Company’s control. The success of the Company will be dependent on many factors including: the discovery and/or acquisition of mineral reserves and mineral resources; the favorable conclusions to feasibility and other mining studies; access to adequate capital for project development and sustaining capital; design and construction of efficient mining and processing facilities within capital expenditure budgets; the securing and maintaining of title; obtaining permits, consents and approvals necessary for the conduct of exploration and potential mining operations; complying with the terms and conditions of all permits, consents and approvals during the course of exploration and mining activities; access to competent operational management and prudent financial administration, including the availability and reliability of appropriately qualified employees, contractors and consultants; the ability to procure major equipment items and key consumables in a timely and cost-effective manner; the ability to access full power supply; and the ability to access road and port networks for shipment of metal concentrates.

There can be no assurance that the Company will be able to complete development of its mineral project at all or on time or on budget due to, among other things, and in addition to those factors described above, changes in the economics of the mineral projects, the delivery and installation of plant and equipment and cost overruns, or the adequacy or inadequacy of current personnel, systems, procedures and controls supporting the Company’s operations. Should any of these events occur, it would have a material adverse effect on the Company’s business, financial condition, results of operations and prospects.

7

Mineral Resources are Imprecise Estimates

The mineral resources figures presented in relation to the Lucky Shot Property depend upon geological interpretation and statistical inferences drawn from drilling and sampling analysis, which may prove to be unreliable. There can be no assurance that these estimates are accurate, or that this mineralization could be mined or processed profitably. If the Company encounters mineralization or formations different from those predicted, mineral resource estimates may have to be adjusted in a way that might adversely affect the Company’s operations. The inclusion of mineral resource estimates should not be regarded as a representation that these amounts can be economically exploited and no assurances can be given that such resource estimates will be converted into reserves.

Any gold exploration program entails risks relating to the location of ore bodies that are economically viable to mine, the development of appropriate metallurgical processes, the receipt of necessary governmental permits, licenses and consents and the construction of mining and processing facilities at any site chosen for mining. No assurance can be given that any exploration program at the Lucky Shot Property will result in the discovery of new reserves or resources or that the expansion of existing resources will be successful.

Additional Funding and Dilution

If the Company’s exploration programs are successful, additional funds may be required in order to complete the development of its properties, including the Lucky Shot Property. The only sources of future funds presently available to the Company are the sale of additional equity capital or the entering into of joint venture arrangements or other strategic alliances in which the funding sources could become entitled to an interest in the Company’s properties or the projects subject to such alliances. The Company’s capital resources are largely determined by the strength of the junior resource market and by the status of the Company’s projects in relation to these markets, and its ability to compete for investor support of its projects.

Issuances of additional securities will result in a dilution of the equity interests of any person who may become a holder of Common Shares of the Company.

The Company has exercised its option pursuant to the Willow Creek Exploration Agreement to acquire a 70% interest in the Lucky Shot Property from Miranda Gold Corp. having already invested approximately $2.6 million in equity and entering into a project secured finance agreement for $11.25 million. The Company must repay the project secured finance arrangement from its share of the project gold production by delivering gold ounces to the project funding investor. The Company must deliver 18% of its annual production until 20,000 ounces have been delivered, 10% until another 5,000 ounces have been delivered, and 5% of the annual production thereafter.

There is no assurance that the Company will be successful in raising sufficient funds, producing sufficient gold ounces, or developing the project plant and mine to meet its obligations or to complete all of its currently proposed exploration and development programs. If the Company does not raise the necessary capital to meet its obligations under current contractual obligations, the Company may have to forfeit its interest in properties or prospects earned or assumed under such contracts. In addition, if the Company does not raise the funds to complete the currently its proposed development programs, the viability of the Company could be jeopardized.

The project is subject to certain events of default under the Streaming Agreement if, from the date of the first tranche drawdown, the project fails to produce at least 5,000 and deliver to the Stream investor 1,000 ounces of gold by the 18th month; produce at least 10,000 and deliver to the investor at least 2,000 ounces by the 24th month; produce 20,000 and deliver 4,000 ounces by the 36th month’ deliver to the Stream investor 10,000 ounces by the 48th month; deliver to the Stream investor 19,400 ounces by the 60th month; and deliver to the Stream investor 23,900 ounces by the 72nd month.

8

Permits and Government Regulation

Although the Company believes it has or can acquire all of the necessary permits to carry out its proposed programs, the operations of the Company may require licenses and permits from time to time from various governmental authorities to carry out exploration and development at its projects, including the Lucky Shot Property. Obtaining permits can be a complex, time-consuming process. There can be no assurance that the Company or its joint venture partner will be able to obtain the necessary licenses and permits on acceptable terms, in a timely manner or at all. The costs and delays associated with obtaining permits and complying with these permits and applicable laws and regulations could stop or materially delay or restrict the Company or its joint venture partner from continuing or proceeding with existing or future operations at the Lucky Shot Property. Any failure to comply with permits and applicable laws and regulations, even if inadvertent, could result in the interruption or closure of operations or material fines, penalties or other liabilities. In addition, the requirements applicable to sustain existing permits and licenses may change or become more stringent over time and there is no assurance that the Company or its joint venture partner will have the resources or expertise to meet their obligations under such licenses and permits.

The mineral exploration activities of the Company are subject to various laws governing prospecting, development, production, taxes, labor standards, occupational health, mine safety, waste disposal, toxic substances and other matters. Mining and exploration activities are also subject to various laws and regulations relating to the protection of the environment, historical and archaeological sites and endangered and protected species of plants and animals. Although the exploration activities of the Company are currently carried out in material compliance with all applicable rules and regulations, no assurance can be given that new rules and regulations will not be enacted or that existing rules and regulations will not be applied in a manner which could limit or curtail exploration or development. New rules and regulations may be enacted or existing rules and regulations may be applied to the operations and activities of the Company and could have a substantial adverse impact on the Company.

Property Interests

The ability of the Company to carry out successful mineral exploration and development activities and mining operations will depend on a number of factors. The Company has to fulfil certain obligations with respect to maintaining title to its Lucky Shot property. No guarantee can be given that the Company will be in a position to comply with all such conditions and obligations. Furthermore, while it is common practice that permits and licenses may be renewed or transferred into other forms of licenses appropriate for ongoing operations, no guarantee can be given that a renewal or a transfer will be granted to the Company or, if they are granted, that the Company will be in a position to comply with all conditions that are imposed.

The Company’s interest in the Lucky Shot Property is subject to the Lucky Shot Project joint venture operating agreement with Miranda Gold Corp. and the Gold and Silver Prepayment Agreement (“Streaming Agreement”) with CRH Funding II PTE. Ltd. The obligations under the Streaming Agreement are secured by a deed of trust and guaranteed by the Company. To maintain its rights under these agreements, the Company is required to expend certain amounts of funds on the property and to maintain the property by paying annual lease payments, government claim maintenance and other fees, develop the property into a producing gold project, meet specific performance timelines for the delivery of gold ounces to CRH, and meet other specific performance and other requirements under the agreements. If the Company fails to make these payments or gold ounces deliveries, or fails to maintain the property in good standing, the Company may lose its right to such property and forfeit any funds expended to such time.

9

Acquisition of Additional Mineral Properties

There is no assurance that the Company will be able to acquire, or acquire interests in, other mineral properties of merit, whether by way of option or otherwise.

Environmental Regulation

The Company’s activities are subject to environmental laws and regulations that may materially adversely affect its future operations. These laws and regulations control the exploration and development of the Lucky Shot property and its effects on the environment, including air and water quality, mine reclamation, waste handling and disposal, the protection of different species of plant and animal life, and the preservation of lands. These laws and regulations will require the Company to acquire permits and other authorizations for certain activities. There can be no assurance that the Company will be able to acquire such necessary permits or authorizations on a timely basis, if at all.

Further, environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. There is no assurance that future changes in environmental regulation, if any, will not adversely affect the Company’s operations.

The Company is not currently insured against most environmental risks. Without such insurance, and if the Company becomes subject to environmental liabilities, the payment of such liabilities would reduce or eliminate its available funds or could exceed the funds the Company has to pay such liabilities and result in bankruptcy.

Title to Properties

Acquisition of rights to the mineral properties is a very detailed and time-consuming process. Title to, and the area of, mineral properties may be disputed. Although the Company has investigated the title to the Lucky Shot property for which it holds concessions or other mineral leases or licenses or in respect of which it has a right to increase its interest, the Company cannot give an assurance that title to such properties will not be challenged or impugned. The Company can never be certain that it or the parties with which it has concluded option agreements will have valid title to relevant mineral properties. Mineral properties sometimes contain claims or transfer histories that examiners cannot verify, and transfers under law are often complex. The Company does not carry title insurance on its properties. A successful claim that the Company or one of the parties with which it has concluded an option agreement does not have title to a property could cause the Company to lose its rights to that property, perhaps without compensation for its prior expenditures relating to the property.

10

Infrastructure

Development and exploration activities depend on adequate infrastructure, including reliable roads, power sources, water supply and port (including storage) facilities. The Company’s inability to secure adequate water, power resources or appropriate port (including storage) facilities, as well as other events outside of its control, such as unusual weather, sabotage, government or other interference in the maintenance or provision of such infrastructure, could adversely affect the Company’s operations and financial condition.

Uninsurable Risks

In the course of exploration, development, and production from mineral properties, certain unexpected events may occur. It is not always possible to fully insure against such events and the Company may decide not to take out insurance against such events as a result of high premiums or other reasons. Should such liabilities arise, they could reduce or eliminate any future profitability and result in increasing costs and a decline in the value of the securities of the Company.

The Company has implemented comprehensive safety and environmental measures designed to comply with or exceed government regulations and ensure safe, reliable and efficient operations in all phases of its operations. The Company maintains liability and property insurance, where reasonably available, in such amount as it considers prudent. The Company may become subject to liability for hazards against which it cannot insure or which it may elect not to insure against because of high premium costs or other reasons.

Commodity Prices

The profitability of the Company’s operations will be dependent upon the market price of mineral commodities. Mineral prices fluctuate widely and are affected by numerous factors beyond the control of the Company. The level of interest rates, rate of inflation, world supply of mineral commodities, consumption patterns, sales of gold, forward sales by producers, production, industrial and consumer demand, speculative activities and stability of exchange rates can all cause significant fluctuations in prices. Such external economic factors are in turn influenced by changes in international investment patterns, monetary systems and political developments. The prices of mineral commodities have fluctuated widely in recent years. Current and future price declines could cause commercial production to be impracticable. The prices of commodities are affected by numerous factors beyond the Company’s control.

Competition

The mining industry is intensely competitive in all of its phases, and the Company competes with many companies possessing greater financial resources and technical facilities than itself with respect to the discovery and acquisition of interests in mineral properties and the recruitment and retention of qualified employees and other persons to carry out its mineral exploration activities. Competition in the mining industry could adversely affect the Company’s prospects for mineral exploration in the future.

Increased demand for services and equipment could cause project costs to increase materially, resulting in delays if services or equipment cannot be obtained in a timely manner due to inadequate availability, and could increase potential scheduling difficulties and costs due to the need to coordinate the availability of services or equipment, any of which could materially increase project exploration, development or construction costs or result in project delays or both. Any such material increase in costs or project delays would adversely affect the Company’s results of operations and financial condition.

11

Litigation Risk

All industries, including the mining industry, are subject to legal claims, with and without merit. Defense and settlement costs of legal claims can be substantial, even with respect to claims that have no merit. Due to the inherent uncertainty of the litigation process, the resolution of any particular legal proceeding to which the Company may become subject could have a material effect on its financial position, results of operations or mining and project development operations.

Our management will be able to exert significant influence over us to the detriment of minority stockholders.

Our executive officers and directors beneficially own approximately 28.45% of our outstanding common stock as of June 5, 2017. These stockholders, if they act together, will be able to exert significant influence on our management and affairs and all matters requiring stockholder approval, including significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing our change in control and might affect the market price of our common stock.

We may fail to qualify for continued trading on the OTCQB which could make it more difficult for investors to sell their shares.

Our common stock is quoted on OTCQB. There can be a reasonable assurance that trading of our common stock on such market will be sustained. In the event that our common stock fails to qualify for continued inclusion, our common stock could thereafter only be quoted on the “pink sheets.” Under such circumstances, shareholders may find it more difficult to dispose of, or to obtain accurate quotations, for our common stock, and our common stock would become substantially less attractive to certain purchasers such as financial institutions, hedge funds and other similar investors.

Our common stock may be affected by limited trading volume and price fluctuations that could adversely impact the value of our common stock.

There has been limited trading in our common stock and there can be no assurance that an active trading market in our common stock will either develop or be maintained. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations that could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

12

●	changes in our industry;

●	competitive pricing pressures;

●	our ability to obtain working capital financing;

●	additions or departures of key personnel;

●	sales of our common stock;

●	our ability to execute our business plan;

●	operating results that fall below expectations;

●	loss of any strategic relationship;

●	regulatory developments; and,

●	economic and other external factors.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have never paid nor do we expect in the near future to pay dividends.

We have never paid cash dividends on our capital stock and do not anticipate paying any cash dividends on our common stock for the foreseeable future. Investors should not rely on an investment in us if they require income generated from dividends paid on our capital stock. Any income derived from our common stock would only come from rise in the market price of our common stock, which is uncertain and unpredictable.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market upon the expiration of any statutory holding period, under Rule 144, or issued upon the exercise of outstanding warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. The shares of our restricted common stock will be freely tradable upon the earlier of: (i) effectiveness of a registration statement covering such shares and (ii) the date on which such shares may be sold without registration pursuant to Rule 144 (or other applicable exemption) under the Securities Act.

13

Our common stock is subject to the “penny stock” rules of the SEC, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Our common stock is considered a “Penny Stock”. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock. The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements that may also limit a stockholder’s ability to buy and sell our stock. In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit investors’ ability to buy and sell our stock and have an adverse effect on the market for our shares.

If we lose key personnel or are unable to attract and retain additional qualified personnel we may not be able to successfully manage our business and achieve our objectives.

We believe our future success will depend upon our ability to retain our key management, including Daniel Kunz, our CEO and Chairman. We may not be successful in attracting, assimilating and retaining our employees in the future. The loss of Mr. Kunz would have an adverse effect on our operations. We are competing for employees against companies that are more established than we are and have the ability to pay more cash compensation than we do. As of the date hereof, we have not experienced problems hiring employees in the recent past.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately and timely or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any future internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

14

Our management team will have broad discretion over the use of the net proceeds from this offering.

Our management will use their discretion to direct the net proceeds from this offering. We intend to use the net proceeds, together with cash on hand, for general corporate purposes. General corporate purposes may include sales and marketing activities, capital expenditures, future acquisitions and working capital. Our management’s judgments may not result in positive returns on your investment and you will not have an opportunity to evaluate the economic, financial or other information upon which our management bases its decisions.

9. Miscellaneous.

(a) Irrevocability; Binding Effect. The Subscriber hereby acknowledges and agrees that the subscription hereunder is irrevocable, subject to applicable state securities laws, that the Subscriber is not entitled to cancel, terminate or revoke this Agreement or any agreements of the Subscriber thereunder, and that this Agreement and such other agreements shall survive the death or disability of the Subscriber and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns. If the Subscriber is more than one person, the obligations of the Subscriber hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, legal representatives and assigns.

(b) Modification. Neither this Agreement nor any provisions hereof shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any such waiver, modification, discharge or termination is sought.

(c) Notices. Any notice, demand or other communication which any party hereto may be required, or may elect, to give to any other party hereunder shall be sufficiently given if (a) deposited, postage prepaid, in a United States mail box, stamped registered or certified mail, return receipt requested, addressed to such address as may be listed on the books of the Company, or (b) delivered personally at such address.

(d) Counterparts. This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each such counterpart shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

(e) Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and there are no representations, covenants or other agreements except as stated or referred to herein.

(f) Severability. Each provision of this Agreement is intended to be severable from every other provision, and the invalidity or illegality of any portion hereof shall not affect the validity or legality of the remainder hereof.

(g) Assignability. This Agreement is not transferable or assignable by the Subscriber.

(h) Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to conflict of laws principles, as applied to residents of that State executing contracts wholly to be performed in that State.

(i) Choice of Jurisdiction. The parties agree that any action or proceeding arising, directly, indirectly or otherwise, in connection with, out of or from this Agreement, any breach hereof or any transaction covered hereby shall be resolved within the State of New York. Accordingly, the parties consent and submit to the jurisdiction of the United States federal and state courts located within the County of New York, New York.

(Remainder of page intentionally left blank.)

15

IN WITNESS THEREOF, the Subscriber exercises and agrees to be bound by this Agreement by executing the Signature Page attached hereto on the date therein indicated.

SUBSCRIPTION AGREEMENT - SIGNATURE PAGE

By executing this Signature Page, the Subscriber hereby executes, adopts and agrees to all terms, conditions and representations of this Subscription Agreement and acknowledges all requirements are met by the Subscriber to purchase Shares in the Company.

The Subscriber hereby offers to purchase ______________ shares at $0.50 per share for an aggregate investment of $_______________.

Type of ownership:	____________ Individual	____________ Joint Tenants
	____________ Tenants by the Entirety	____________ Tenants in Common
	____________ Subscribing as Corporation or Partnership	____________ Other

IN WITNESS WHEREOF, the Subscriber has executed this Signature Page this ___ day of ____________, 2017.

Exact Name in which Shares are to be Registered	Exact Name in which Shares are to be Registered

Signature	Signature

Print Name	Print Name

Tax/Passport/ID Number:	Tax Identification Number

Mailing Address	Mailing Address

Residence Phone Number	Residence Phone Number

Work Phone Number	Work Phone Number

E-Mail Address	E-Mail Address

16

gOLD TORRENT, Inc. hereby accepts the subscription of ____________ Shares as of the ____ day of ____________, 2017.

GOLD TORRENT, Inc.

By:
Name:	Daniel Kunz
Title:	Chief Executive Officer

17

EXHIBIT A-1 - ACCREDITED INVESTOR PAGE FOR U.S. PURCHASERS

The undersigned Purchaser is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act and amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act by virtue of being (initial all applicable responses):

___	A small business investment company licensed by the U.S. Small Business Administration under the Small Business Investment Company Act of 1958,

___	A business development company as defined in the Investment Company Act of 1940,

___	A national or state-chartered commercial bank, whether acting in an individual or fiduciary capacity,

___	An insurance company as defined in Section 2(13) of the Securities Act,

___	An investment company registered under the Investment Company Act of 1940,

___	An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, where the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, insurance company, or registered investment advisor, or an employee benefit plan which has total assets in excess of $5,000,000,

___	A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940,

___	An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation or a partnership with total assets in excess of $5,000,000,

___	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of purchase exceeds $1,000,000. For purposes of this Exhibit A-1, “net worth” means the excess of total assets at fair market value over total liabilities. For purposes of calculating net worth under this section, (i) the primary residence shall not be included as an asset, (ii) to the extent that the indebtedness that is secured by the primary residence is in excess of the fair market value of the primary residence, the excess amount shall be included as a liability, and (iii) if the amount of outstanding indebtedness that is secured by the primary residence exceeds the amount outstanding 60 days prior to the execution of this questionnaire, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability.

___	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 506(b)(2)(ii) of Regulation D,

___	A natural person who had an individual income in excess of $200,000 in each of the two most recent calendar years, and has a reasonable expectation of reaching the same income level in the current calendar year. For purposes of this Exhibit A-1, “income” means annual adjusted gross income, as reported for federal income tax purposes, plus (i) the amount of any tax-exempt interest income received; (ii) the amount of losses claimed as a limited partner in a limited partnership; (iii) any deduction claimed for depletion; (iv) amounts contributed to an IRA or Keogh retirement plan; (v) alimony paid; and (vi) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code of 1986, as amended.

___	A corporation, partnership, trust or other legal entity (as opposed to a natural person) and all of such entity’s equity owners fall into one or more of the categories enumerated above. (Note: additional documentation may be requested).

Name of Purchaser (Print)	Name of Joint Purchaser (if any) (Print)

Signature of Purchaser	Signature of Joint Purchaser (if any)

Capacity of Signatory (for entities)	Date

18

EXHIBIT A-2 - REGULATION S PAGE

FOR NON-U.S. PURCHASERS

The undersigned Purchaser (a “Reg S Person”) is not a U.S. Person as defined in Section 902 of Regulation S promulgated under the Securities Act, and hereby represents that the representations in paragraphs (1) through (9) are true and correct with respect to such Reg S Person.

(1)	Such Reg S Person acknowledges and warrants that (i) the issuance and sale to such Reg S Person of the Securities is intended to be exempt from the registration requirements of the Securities Act, pursuant to the provisions of Regulation S; (ii) it is not a “U.S. Person,” as such term is defined in Regulation S and herein, and is not acquiring the Securities for the account or benefit of any U.S. Person; and (iii) the offer and sale of the Securities has not taken place, and is not taking place, within the United States of America or its territories or possessions. Such Reg S Person acknowledges that the offer and sale of the Securities has taken place, and is taking place in an “offshore transaction,” as such term is defined in Regulation S.

(2)	Such Reg S Person acknowledges and agrees that, pursuant to the provisions of Regulation S, the Securities cannot be sold, assigned, transferred, conveyed, pledged or otherwise disposed of to any U.S. Person or within the United States of America or its territories or possessions for a period of one year from and after the Closing Date, unless such Securities are registered for sale in the United States pursuant to an effective registration statement under the Securities Act or another exemption from such registration is available. Such Reg S Person acknowledges that it has not engaged in any hedging transactions with regard to the Securities.

(3)	Such Reg S Person consents to the placement of a legend on any certificate, note or other document evidencing the Securities and understands that the Company shall be required to refuse to register any transfer of Securities not made in accordance with applicable U.S. securities laws.

(4)	Such Reg S Person is not a “distributor” of securities, as that term is defined in Regulation S, nor a dealer in securities. Such Reg S Person is purchasing the Securities as principal for its own account, for investment purposes only and not with an intent or view towards further sale or distribution (as such term is used in Section 2(11) of the Securities Act) thereof, and has not pre-arranged any sale with any other purchaser and has no plans to enter into any such agreement or arrangement.

(5)	Such Reg S Person is not an Affiliate of the Company nor is any Affiliate of such Reg S Person an Affiliate of the Company. An “Affiliate” is an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind (each of the foregoing, a “Person”) that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act. With respect to a Reg S Person, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Reg S Person will be deemed to be an Affiliate of such Reg S Person.

(6)	Such Reg S Person understands that the Securities have not been registered under the Securities Act or the securities laws of any state and are subject to substantial restrictions on resale or transfer. The Securities are “restricted securities” within the meaning of Regulation S and Rule 144, promulgated under the Securities Act.

(7)	Such Reg S Person acknowledges that the Securities may only be sold offshore in compliance with Regulation S or pursuant to an effective registration statement under the Securities Act or another exemption from such registration, if available. In connection with any resale of the Securities pursuant to Regulation S, the Company will not register a transfer not made in accordance with Regulation S, pursuant to an effective registration statement under the Securities Act or in accordance with another exemption from the Securities Act.

(8)	Such Reg S Person represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with the offering of the Securities, including: (a) the legal requirements within its jurisdiction for the purchase of the Securities; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Such Reg S person’s subscription and payment for, and its continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of the jurisdiction of its residence.

(9)	Such Reg S Person makes the representations, declarations and warranties as contained in this Exhibit A-2 with the intent that the same shall be relied upon by the Company in determining its suitability as a purchaser of such Securities.

Name of Purchaser (Print)	Name of Joint Purchaser (if any) (Print)

Signature of Purchaser	Signature of Joint Purchaser (if any)

Capacity of Signatory (for entities)	Date

19

Schedule A to Subscription Agreement

Wire Transfer Instructions to Gold Torrent Inc. Account:

Beneficiary Bank:	US Bank

Beneficiary Bank Address:	US Bank Parkcenter Office
PD-ID-3673
301 Parkcenter Blvd
Boise, ID 83706

Routing/ABA number:	123103729

Account number:	153355819613

SWIFT code (if applicable):	USBKUS44IMT

Beneficiary Name:	Gold Torrent Inc.

Beneficiary Address:	960 Broadway Ave.,
Suite 530
Boise, ID 83706

20